                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Biogen Savings Plan of our report dated May 28, 1998 relating to the financial statements of the Biogen Savings Plan for the year ended December 31, 1997 included with this Form 10-K/A.



PRICE WATERHOUSE LLP
Boston, Massachusetts
June 30, 1998